UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ARADIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARADIGM CORPORATION

3929 Point Eden Way

Hayward, California, 94545

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 29, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Aradigm Corporation, a California corporation (“Aradigm”). The meeting will be held on Friday, June 29, 2018, at 9:00 a.m. local time, at the Aradigm office; 3929 Point Eden Way, Hayward, CA 94545 for the following purposes:

1. To elect the four nominees for director named herein to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2. To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 15 million shares to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future.

3. To approve an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Aradigm’s Common Stock authorized for issuance under such plan by 200,000 shares.

4. To ratify the selection of OUM & Co. LLP as Aradigm’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

5. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 30, 2018. Only shareholders of record at the close of business on the record date may vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors

John M. Siebert, Ph.D.

Interim Principal Executive Officer

Hayward, California

May 15, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on June 29, 2018 at 9:00 am at the offices of Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545.

The proxy statement and the Annual Report on Form 10-K for the fiscal year ending December 31, 2017 are available at investor.aradigm.com.

Your vote is very important to us. Whether or not you expect to attend the annual meeting, we encourage you to vote your shares in advance. Shareholders can submit their votes over the Internet at the web address noted in the proxy card (if you received a proxy card), by telephone through the number noted in the proxy card (if you received a proxy card), or by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, addressed envelope provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ARADIGM CORPORATION

3929 Point Eden Way

Hayward, California, 94545

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 29, 2018

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and proxy card because the Board of Directors (the “Board”) of Aradigm Corporation is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders (the “annual meeting”). You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about May 15, 2018 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record as of the close of business on April 30, 2018 (the “record date”) will be entitled to vote at the annual meeting. On the record date, there were 15,211,472 shares of our Common Stock outstanding and entitled to vote.

What am I voting on?

There are four matters scheduled for a vote:

•	To elect four directors, each for a one-year term until our next Annual Meeting of Shareholders and until such director’s successor is duly elected and qualified;

•

To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 15 million shares to allow Aradigm to have additional flexibility to use its capital stock for business and financial purposes in the future;

•	To approve amendments to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Aradigm’s Common Stock authorized for issuance under such plan by 200,000 shares; and

•	To ratify the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

How do I vote?

Shareholder of Record. If on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you have four voting options. You may vote:

•	over the Internet at www.proxy.com, the web address noted in the proxy card (if you received a proxy card);

•	by telephone through the number noted in the proxy card (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, address envelope provided for your convenience; or

•	by attending the annual meeting and voting in person.

If you have Internet access, we encourage you to vote over the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote by proxy over the Internet or by telephone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.

Internet and telephone voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on Thursday, June 28, 2018. The Internet and telephone voting procedures are designed to verify that you are a shareholder of record by use of a control number and to enable you to confirm that your voting instructions have been properly recorded. If you vote by Internet or telephone, you do not need to return your proxy card (if you received a proxy card).

Whether or not you plan to attend the meeting and vote in person, we urge you to have your proxy vote recorded in advance of the meeting. If you attend the annual meeting and vote at the annual meeting, any previous proxy votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. The Board recommends that you vote using one of the other voting methods, since it is not practical for most shareholders to attend the annual meeting. In any event, the method by which you vote your proxy will not limit your right to vote at the annual meeting if you decide to attend in person.

Beneficial Owner of Shares Held in Street Name. If on the record date your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name.” If your shares are held in street name, please refer to the instructions provided by your brokerage firm, bank or other nominee provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record through which you hold your shares to vote in person at the annual meeting. The Board recommends that you vote using one of the other voting methods, since it is not practical for most shareholders to attend the annual meeting. In any event, the method by which you vote your proxy will not limit your right to vote at the annual meeting if you decide to attend in person.

How can I vote on each of the proposals?

For the election of directors, you may vote “For” all the nominees for director or you may “Withhold” your vote for any nominee you specify (or for all nominees). For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The Board recommends that you vote “For” all nominees for director and “For” each of the other proposals being presented to our shareholders as discussed in this proxy statement.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the record date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, “For” the amendment to the Amended and Restated Articles of Incorporation, “For” the amendment to the Employee Stock Purchase Plan and “For” the ratification of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards and proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

If you are a shareholder of record and you vote by proxy using any method, you may later revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending a written statement to that effect to our Secretary at 3929 Point Eden Way, Hayward, California, 94545, provided we receive your written statement before the annual meeting date;

•	voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Daylight Time on Thursday, June 28, 2018;

•	signing and returning another proxy card with a later date, provided we receive the second proxy card before the annual meeting date; or

•	voting in person at the annual meeting. Simply attending the annual meeting will not, by itself, revoke your proxy.

Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.

If you are a beneficial owner of shares held in street name, you should follow the instructions provided by your brokerage firm, bank or other nominee to change your vote or revoke your proxy.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 15, 2019, to our Secretary at 3929 Point Eden Way, Hayward, California, 94545. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on April 30, 2019 and no earlier than the close of business on March 31, 2019. You are also advised to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations. A copy of our bylaws is available via written request to our Secretary at 3929 Point Eden Way, Hayward, California, 94545, or by accessing EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov.

For any proposal a shareholder does not submit for inclusion in next year’s proxy statement, but instead seeks to present directly at next year’s annual meeting in accordance with the advance notice provisions of our bylaws described above, the Company’s proxy holders may vote their proxies in their discretion, notwithstanding the shareholder’s compliance with such advance notice provisions, if the Company advises the shareholders in next year’s proxy statement about the nature of the matter and how the Company’s proxy holders intend to vote on such matter, except where the shareholder solicits proxies in the manner contemplated by, and complies with, specified provisions of the SEC’s proxy rules.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. With respect to any proposal submitted to a vote of the shareholders, the inspector of election will not count abstentions and broker non-votes as shares counting towards the vote total for such proposal, thus abstentions and broker non-votes may count as “Against” votes for certain proposals.

If your shares are held in street name, you will need to obtain a proxy form from your brokerage firm, bank or other nominee holding your shares and follow the instructions included on that form regarding how to instruct your brokerage firm, bank or other nominee to vote your shares. Your brokerage firm, bank or other nominee can vote your shares with respect to “discretionary” items if you fail to give instructions to your brokerage firm, bank or other nominee regarding how to vote your shares. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” which includes Proposal 3 (approving an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock) and Proposal 4 (ratifying the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018), but not with respect to “non-routine” matters. The remaining proposals listed in this proxy statement are considered “non-routine” under the rules and interpretations of the New York Stock Exchange (“NYSE”).

How many votes are needed to approve each proposal?

•

For the election of four directors in Proposal 1, the four nominees receiving the highest number of “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote at the meeting on the election of directors) will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

•

To be approved, Proposal 2 (approval of an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 15 million shares) must be approved by at least a majority of our outstanding shares of Common Stock. If you “Abstain” from voting, it will have the same effect as an “Against” vote. We have been informed that this proposal will be deemed a “routine” matter under the rules and interpretations of the NYSE. Accordingly, broker non-votes are not expected to occur with respect to, or to have any effect on the outcome of, this proposal.

•

To be approved, Proposal 3 (approval of an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 200,000 shares) must receive “For” votes from the holders of a majority of shares present either in person or by proxy at the annual meeting and voting (which shares voting affirmatively also constitute at least a majority of the required quorum). Because the affirmative vote equal to at least a majority of the shares of entitled to vote, present either in person or by proxy at the annual meeting, is required for approval, broker non-votes and abstentions could prevent the approval of this proposal and have the effect of an “Against” vote.

•

To be approved, Proposal 4 (ratifying the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018) must receive “For” votes from the holders of a majority of shares present either in person or by proxy at the annual meeting and voting (which shares voting affirmatively also constitute at least a majority of the required quorum). Because the affirmative vote equal to at least a majority of the shares of entitled to vote, present either in person or by proxy at the annual meeting, is required for approval, abstentions could prevent the approval of this proposal and have the effect of an “Against” vote. We have been informed that this proposal will be deemed a “routine” matter under the rules and interpretations of the NYSE. Accordingly, broker non-votes are not expected to occur with respect to, or to have any effect on the outcome of, this proposal.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 15,211,472 shares of Common Stock outstanding and entitled to vote. Thus, the holders of 7,605,736 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote at the meeting. The inspector of election will treat abstentions and broker non-votes as shares counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published on our Form 8-K filed with the SEC within four business days after the annual meeting.

What proxy materials are available on the internet?

This proxy statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2017 (the “2017 Annual Report on Form 10-K”) are available at www.aradigm.com.

PROPOSAL 1

ELECTION OF DIRECTORS

There are four nominees for director at the annual meeting for a total of four directorships. Each director to be reelected will hold office until the 2019 Annual Meeting of Shareholders and until his successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a member of our Board.

Pursuant to our Bylaws, the number of authorized directors of the Company is currently five. There are four directors currently serving on the Board. Following the resignation of David Bell from the Board of Directors effective February 28, 2018, Grifols, S.A. has not elected to designate an individual for consideration for election to the Board. If each nominee for director is elected to the Board at the annual meeting, we will have one vacancy on the Board following the annual meeting.

The four candidates receiving the highest number of affirmative votes by the holders of shares entitled to be voted will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and their ages as of April 30, 2018.

Name	Age	Principal Occupation/Position Held With Us
Edwin H. Gordon	64	Director
Frederick M. Hudson	72	Director
John M. Siebert	78	Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer
Virgil D. Thompson	78	Director

Edwin H. Gordon has been a director since March 2018. Mr. Gordon is the founder and Managing Partner of 4cAdvisors, LLC, an advisory firm rendering differentiated financing, transactional and advisory services to life sciences companies. Mr. Gordon currently is Vice Chairman of Neville Chemical Company, a Pittsburgh-based hydrocarbon manufacturer. From 2012 to 2017, Mr. Gordon served as managing director and co-Head of the Health Care Investment Banking group of Ladenburg, Thalmann & Co, Inc., a full-service investment bank providing investment banking services to life sciences companies. From 2008 to 2012, he was a managing director and head of the Health Care Investment Banking group of Ladenburg, Thalmann & Co. Inc. Throughout his tenure at Ladenburg, Mr. Gordon was a member of the firm’s Equity Commitment Committee. Previously, Mr. Gordon served as a Managing Director in the health care banking groups of Merriman Curham and Ford, Punk Ziegel & Co., Cowen & Co., and Furman Selz. Prior to his career in investment, Mr. Gordon served as the senior Health Care Services Equity Analyst at Morgan Stanley & Co., Tucker Anthony & Day, and Prudential Bache Securities covering health care services and managed care companies on behalf of their institutional equity businesses. Mr. Gordon holds a BA in economics and an MBA in Finance from the University of Pittsburgh. We believe that Mr. Gordon’s extensive banking experience and advisory services to various life sciences companies qualify him to serve as a member of our Board.

Frederick M. Hudson has been a director since April 2014. Mr. Hudson retired as a partner in charge of the health care audit practice for the Washington-Baltimore business unit of the accounting firm of KPMG, LLP on January 1, 2006 after a 37-year career with the firm. Mr. Hudson is currently a director and audit committee chair of Supernus Pharmaceuticals, Inc. and is vice-chair and finance committee chair of the board of directors of GBMC Healthcare, Inc. and its affiliate, Greater Baltimore Medical Center. He also has recently served in a board capacity with the Board of Financial Administration of the Catholic Archdiocese of Baltimore, with the Board of Trustees of the Maryland Historical Society, as director and compliance committee member of Maxim Health Care Services, Inc. and as director and audit committee chair of Educate, Inc. Mr. Hudson received a B.S. in Accounting from Loyola University Maryland and is a Certified Public Accountant. We believe that Mr. Hudson’s extensive accounting and health care audit experience qualify him to serve as a member of our Board.

John M. Siebert, Ph.D. has been a director since November 2006. Dr. Siebert served as Acting Chairman of the Board from January 2017 to June 2017 and has served as Chairman of the Board since June 2017 (including, since February 2018, as Executive Chairman). From May 2014 to November 2015, Dr. Siebert was Chief Executive Officer of Chase Pharmaceuticals, a company conducting clinical trials in Alzheimer’s disease based on a unique hypothesis. From 2010 to 2014, he was a Partner and Chief Operating Officer of New Rhein Healthcare Investors, LLC, a private equity group. From 2008 to 2010 he was Chief Executive Officer and Founder of Compan Pharmaceuticals. From May 2003 to October 2008, Dr. Siebert was the Chairman and Chief Executive Officer of CyDex, Inc., a privately held specialty pharmaceutical company. From September 1995 to April 2003, he was President and Chief Executive Officer of CIMA Labs Inc., a publicly traded drug delivery company, and from July 1995 to September 1995 he was President and Chief Operating Officer of CIMA Labs. From 1992 to 1995, Dr. Siebert was Vice President, Technical Affairs at Dey Laboratories, Inc., a privately held pharmaceutical company. From 1988 to 1992, he headed R&D and Quality Control at a division of Bayer Corporation. Prior to that, Dr. Siebert was employed by E.R. Squibb & Sons, Inc., G.D. Searle & Co., Gillette and The Procter & Gamble Company. Dr. Siebert holds a B.S. in Chemistry from Illinois Benedictine University, an M.S. in Organic Chemistry from Wichita State University and a Ph.D. in Organic Chemistry from the University of Missouri. Dr. Siebert also serves on the board of directors of Supernus Pharmaceuticals, Inc. He was the Chairman of the Compensation Committee and was a member of the Audit Committee. He was also a member of the Compensation and Nominating and Governance Committees. Dr. Siebert is currently Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer of Aradigm. We believe that Dr. Siebert is qualified to serve as a member of our Board because of his experience as an executive officer with both publicly traded and private corporations in the pharmaceutical industry.

Virgil D. Thompson has been a director since June 1995 and was Chairman of the Board from January 2005 to June 2017. From July 2009 until July 2015, Mr. Thompson was Chief Executive Officer and a director of Spinnaker Biosciences, Inc., a privately held ophthalmic drug delivery company, and he is now its Chairman of the Board. From November 2002 until June 2007, Mr. Thompson served as President and Chief Executive Officer of Angstrom Pharmaceuticals, Inc., a privately held pharmaceutical company. From September 2000 to November 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc., a privately held biotechnology company. From May 1999 until September 2000, Mr. Thompson was the President, Chief Operating Officer and a director of Savient Pharmaceuticals, a publicly traded specialty pharmaceutical company. From January 1996 to April 1999, Mr. Thompson was the President and Chief Executive Officer and a director of Cytel Corporation, a publicly traded biopharmaceutical company that was subsequently acquired by IDM Pharma, Inc. From 1994 to 1996, Mr. Thompson was President and Chief Executive Officer of Cibus Pharmaceuticals, Inc., a privately held drug delivery device company. From 1991 to 1993, Mr. Thompson was President of Syntex Laboratories, Inc., a U.S. subsidiary of Syntex Corporation, a publicly traded pharmaceutical company. Mr. Thompson holds a B.S. in Pharmacy from Kansas University and a J.D. from The George Washington University Law School. We believe that Mr. Thompson possesses specific attributes that qualify him to serve as a member of our Board, including his experience as both an executive officer and director of publicly traded and private corporations in the pharmaceutical industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Qualifications of Directors and Nominees

As part of the biographies for each director, we have disclosed the specific experience, qualifications, attributes or skills that led to the conclusion that our directors should continue to serve as a member of our Board at this time.

We believe that our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise required for our Board as a whole and that we have sufficient independent directors to comply with applicable laws and regulations. We believe that our directors have a broad range of personal characteristics including leadership, management, scientific, technological, business, marketing, legal and financial experience and abilities to act with integrity, with sound judgment and collegiality, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation, to provide leadership, to provide required expertise on Board committees and to commit the requisite time for preparation and attendance at Board and committee meetings.

We believe that each director brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience from a wide variety of areas.

Independence of the Board of Directors

We are subject to the listing standards of The Nasdaq Capital Market (“Nasdaq”) in determining the independence of our directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that the following three directors are independent within the meaning of the applicable Nasdaq listing standards: Mr. Gordon, Mr. Hudson, and Mr. Thompson. In making this determination, the Board found that none of these directors had a material or disqualifying relationship with the Company. Dr. Siebert, our Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer and Director is not an independent director within the meaning of the applicable Nasdaq standards by virtue of his employment with Aradigm.

Board Leadership Structure and Role in Risk Oversight

Dr. Siebert is our Chairman of the Board and he presides at all Board meetings at which he is present.

Our Board oversees our risk management. The Board’s role in our risk oversight and the effect that this has on the Board’s leadership structure primarily include the following:

•	The Board’s review and approval of our business plan (prepared and presented to the Board) including the projected opportunities and challenges facing our business each year;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•

Our Audit Committee’s oversight of our internal controls over financial reporting and its discussion with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting (and related reports to the full Board); and

•	Our Compensation Committee’s review and recommendation to the Board regarding our executive officer compensation and its relationship to our business plans.

Dr. Siebert currently serves as both our Interim Principal Executive Officer and our Executive Chairman. Dr. Siebert has served as our Interim Principal Executive Officer since February 2018 following the resignation of our former Chief Executive Officer, Dr. Igor Gonda, from the Company. Prior to the commencement of Dr. Siebert’s service as Interim Principal Executive Officer, the two positions of Chief Executive Officer and Chairman were not held by the same individual. The Company does not currently have a lead independent director. Dr. Siebert’s concurrent service as Interim Principal Executive Officer and Executive Chairman is on an interim basis. The Company believes that, in light of Dr. Siebert’s long-standing service as a member of the Board and his knowledge of the Company and its business, this interim leadership structure is appropriate for the Company’s circumstances at the present time.

Meetings of the Board of Directors; Annual Meeting Attendance

The Board held 8 meetings during the last fiscal year. Each of our current Board members attended 87% or more of the aggregate of the meetings of the Board and of the committees on which they served during the year throughout their tenure as a director, with the exception of Mr. Thompson, who attended less than 75%. Mr. Thompson was on a medical leave for part of the year and did not attend meetings during that time.

In fiscal 2017, our independent directors met 5 times in regularly scheduled executive sessions at which only independent directors were present. These meetings were chaired by Dr. Siebert, the Chairman of the Board.

It is our policy to invite nominees to attend the annual meeting and to encourage attendance at meetings at which substantial shareholder attendance is expected. Five Board members attended the 2017 Annual Meeting of Shareholders, including David Bell and all of the nominees for reelection as a director at the annual meeting with the exception of Edwin Gordon, who was appointed as a director on March 6, 2018.

Shareholder Communications with the Company and the Board of Directors

We have implemented a process by which shareholders may communicate with the Company. Shareholders who wish to communicate with the Company may send an email to investor@aradigm.com or may telephone the investor relations line at the Company at 510-265-8800. We have also implemented a process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or the independent directors may do so by sending written communications addressed to the Secretary of Aradigm at 3929 Point Eden Way, Hayward, California 94545. All communications will be compiled by our Secretary and submitted to the Board or the individual directors on a periodic basis. All communications directed to the Audit Committee in accordance with our whistleblower policy that relate to questionable accounting or auditing matters involving us will be forwarded directly to the Audit Committee.

Code of Business Conduct and Ethics

We have adopted the Aradigm Corporation Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at investor.aradigm.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Information Regarding the Committees of our Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information and meeting information for each of the Board committees during 2017:

Name	Audit		Compensation		Nominating and Corporate Governance
David Bell
Igor Gonda
Frederick M. Hudson	X	*	X		X
John M. Siebert	X		X	*	X
Virgil D. Thompson	X		X		X	*
Total meetings in 2017	6		12		2

*	Committee Chairperson

Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable Nasdaq rules regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to our business and operations.

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm. In this role, it determines and approves the engagement of our independent registered public accounting firm and determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm. The Audit Committee reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and our independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; and establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee reviews the financial statements to be included in our Annual Report on Form 10-K and our quarterly financial statements on Form 10-Q and discusses with management and our independent registered public accounting firm the results of the annual audit. Currently, three directors comprise the Audit Committee: Mr. Gordon, Mr. Hudson (chair), and Mr. Thompson. The Audit Committee is governed by a written charter that is available to shareholders on our website at investor.aradigm.com.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent in accordance with Nasdaq listing standards. The Board has determined that Mr. Hudson qualifies as an “audit committee financial expert,” as defined in applicable rules of the SEC.

Compensation Committee

The Compensation Committee of the Board reviews and recommends to the Board the overall compensation strategy and policies for us. The Compensation Committee reviews and recommends to the Board corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer; reviews and recommends to the Board for approval the compensation and other terms of employment of the other officers; and oversees the administration of our equity compensation plans, health benefit plans, deferred compensation plans and other similar programs. Three directors currently comprise the Compensation Committee: Messrs. Gordon (chair), Hudson and Thompson. All members of our Compensation Committee are independent in accordance with Nasdaq listing standards. The Compensation Committee is governed by a written charter that is available to shareholders on our website at investor.aradigm.com.

Pursuant to its charter, the Committee may delegate authority under its charter to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (1) “Covered Employees” under Section 162(m) of the Internal Revenue Code; (2) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code; or (3) then subject to Section 16 of the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Board), recommending to the Board candidates for election and reelection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and its committees and monitoring compliance with our Code of Business Conduct and Ethics. Currently, the Nominating and Corporate Governance Committee is comprised of two directors: Mr. Hudson and Mr. Thompson (chair). Mr. Hudson was appointed to the Nominating and Corporate Governance Committee by the Board on June 1, 2017. All members of the Nominating and Corporate Governance Committee are independent in accordance with Nasdaq listing standards. The Nominating and Corporate Governance Committee is governed by a written charter that is available to shareholders on our website at investor.aradigm.com.

Any potential candidates for director nominees, including candidates recommended by shareholders, are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate given our current needs and those of our Board, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee reviews directors’ overall service during their term, including their attendance at meetings, level of participation and quality of performance. The Nominating and Corporate Governance Committee performs periodic Board and Committee self-assessments to provide directors an opportunity to critique Board and Committee performance. The Nominating and Corporate Governance Committee also determines whether the nominee would be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then compiles a list of potential candidates from suggestions it may receive, but may also engage, if it deems appropriate, a professional search firm to generate additional suggestions. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates as it deems appropriate. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. While the Nominating and Corporate Governance Committee and the Board have from time to time received and considered suggestions from shareholders for nominations to the Board, the Committee has received no suggestions for which disclosure is required in this proxy statement.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders in the same manner as it considers recommendations from other sources. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and

Corporate Governance Committee at the following address: 3929 Point Eden Way, Hayward, California 94545 at least 60 days prior, but no more than 90 days prior, to the anniversary date of the last annual meeting of shareholders. Submissions should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of our stock.

The Nominating and Corporate Governance Committee has not established specific minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nominating and Corporate Governance Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating and Corporate Governance Committee and our then current needs for the Board as a whole. The Nominating and Corporate Governance Committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder or by the current Committee process. The Nominating and Corporate Governance Committee considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. See “—Qualifications of Directors and Nominees” for a description of the diversity of our current directors and nominees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (*)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

From the members of the Audit Committee of Aradigm Corporation:

Frederick M. Hudson, Chairman

Edwin H. Gordon

Virgil D. Thompson

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board is requesting shareholder approval of an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 15,000,000 shares from 35,045,765 shares to 50,045,765 shares. The additional shares of Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of Aradigm. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding shares of Common Stock of Aradigm, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings (loss) per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California. The text of the proposed Certificate of Amendment is attached hereto as Exhibit A (the “Certificate of Amendment”).

The additional shares are intended to provide greater flexibility to use our capital stock for business and financial purposes in the future. We may also want to undertake other business transactions that involve the issuance of Common Stock, including for example, future financings, acquisition transactions, mergers, joint ventures and other general corporate purposes, although we have no current plans for any acquisition transaction or joint venture. Our Board believes that having such additional authorized shares of Common Stock available for issuance in the future will give us greater flexibility in addressing both capital-raising and strategic opportunities and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting, unless such approval is expressly required by applicable law. Although the issuance of additional shares with respect to future financings or acquisitions would dilute existing shareholders management believes that any such transaction would increase the overall long term value of Aradigm to its shareholders. Absent applicable laws, rules or regulations requiring shareholder approval, these additional shares may be used for various purposes with Board approval but without further shareholder approval. These purposes may include: raising capital, establishing strategic relationships with other companies, expanding our business or product lines through the acquisition of other businesses or products, and other purposes.

The disadvantages to increasing our authorized stock include the following:

•

except for Grifols, S.A., who holds certain preemptive rights pursuant to the Governance Agreement, our shareholders do not have any preemptive or similar rights to subscribe for or purchase additional shares of Common Stock that may be issued in the future. Therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on earnings (loss) per share, voting power, and beneficial ownership by existing shareholders.

•

an increase of authorized but unissued shares of Common Stock could be used, under certain circumstances, to deter a potential takeover of Aradigm that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board’s recommendations. A takeover may be beneficial to a shareholder where a premium is offered for a shareholders stock compared to the then-existing stock price. We do not have any plans or proposals to adopt provisions or enter into any agreement that may have material anti-takeover consequences, and this proposal is not in response to any effort of which we are aware to accumulate our stock or obtain control of the Company.

If our shareholders do not approve the Certificate of Amendment that would increase the number of authorized shares of Common Stock, then we will not be able to increase the total number of authorized shares of Common Stock from 35,045,765 to 50,045,765 and, therefore, we will be very limited in our ability to issue shares of Common Stock in future financings, acquisitions, joint ventures and other business purposes.

The Board may determine, in its sole discretion and without any further action by our shareholders, to abandon the Certificate of Amendment before or after any approval of the Certificate of Amendment by our shareholders and before the Certificate of Amendment is filed with the Secretary of State of the State of California.

The affirmative vote of the holders of a majority of our outstanding shares of Common Stock will be required to approve this amendment to our Amended and Restated Articles of Incorporation. Because the vote of a majority of the outstanding shares is required to approve this amendment, abstentions will have the same effect as a vote “AGAINST” this proposal. We have been informed that this proposal will be deemed a “routine” matter under the rules and interpretations of the NYSE. Accordingly, broker non-votes are not expected to occur with respect to, or to have any effect on the outcome of, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

In April 1996, the Board adopted, and the shareholders subsequently approved, the Employee Stock Purchase Plan (as amended from time to time, “Purchase Plan”). A total of 486,250 shares of the Company’s Common Stock has previously been authorized for issuance under the Purchase Plan (as adjusted for the Company’s reverse stock split effectuated on May 23, 2014). The most recent addition of shares to the plan was approved by shareholders at the 2017 Annual Meeting of Shareholders. At March 31, 2018, an aggregate of 344,666 shares had been issued under the Purchase Plan and 141,584 shares remained for the grant of future rights under the Purchase Plan.

During fiscal 2017, shares were purchased by employees and officers at prices ranging from $1.29 to $1.32 in the following amounts under the Purchase Plan: all current executive officers as a group (20,636 shares), and all employees (excluding current executive officers) as a group (58,313 shares). The following table reflects purchases of the Company’s Common Stock under the Purchase Plan during the period from January 1, 2018 to May 1, 2018:

New Plan Benefits

Aradigm Corporation Employee Stock Purchase Plan
Name and position	Dollar value ($)	Number of units(1)
Igor Gonda, Ph.D. (Former President and Chief Executive Officer)	—	—
Nancy Pecota (Former Vice President, Finance, Chief Financial Officer and Corporate Secretary)	—	—
Juergen K. Froehlich, MD (Former Chief Medical Officer)	—	—
Executive Group(2)	—	—
Non-Executive Director Group(3)	—	—
Non-Executive Officer Employee Group(4)	$72,822.88	70,022

(1)	Represents shares of the Company’s Common Stock purchased under the Purchase Plan.
(2)	Represents all current executive officers as a group (1 person).
(3)	Represents all current directors who are not executive officers as a group (3 persons). Directors, in their capacity as such, are not eligible to participate in the Purchase Plan.
(4)	Represents all employees, including all officers who were not executive officers, as a group, in each case as of March 31, 2018 (12 persons).

In April 2018, the Board of the Company adopted an amendment to the Purchase Plan, subject to shareholder approval, solely to increase the number of shares authorized for issuance under the Purchase Plan by 200,000 shares to 686,250 shares. Our Board believes that this amendment to the Purchase Plan is in the best interests of the Company, as it permits the Company to continue to provide a convenient way for eligible employees to purchase shares of the Company’s common stock at a discounted price, which stock ownership aligns their interests with that of our shareholders.

The following summary description of the Purchase Plan, as amended, is qualified in its entirety by reference to the full text of the Purchase Plan that is attached as Exhibit B to this proxy statement, including all changes that this proposal would effectuate if approved by our shareholders at the annual meeting. The amendment to reflect an increase in the number of shares authorized for issuance as described above is included in the copy of the Purchase Plan attached as Exhibit B.

Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase, in their discretion, Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. At March 31, 2018, the Company’s executive officer and all of the Company’s approximately 12 employees (excluding the executive officer) were eligible to participate in the Purchase Plan.

The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and re-invest in itself the administration of the Purchase Plan.

Offering Periods

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering period is two years in duration. The Board may set the duration of an offering for a period of time not to exceed 27 months.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for at least 10 days preceding the first day of the offering period.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

Participation in the Plan

Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering period, an agreement authorizing payroll deductions of up to 15% of such employee’s total compensation during the purchase period.

Purchase Price

The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (ii) 85% of the fair market value of a share of Common Stock on any purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may, in its discretion, suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to Purchase Plan

If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

There are no federal income tax consequences to the Company by reason of the grant or purchase of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2017. Information is included for the equity compensation plans approved by our shareholders. There are no equity compensation plans not approved by our shareholders.

Plan Category	Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Common Stock Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by Aradigm shareholders	4,351,425	(1)	$4.72	1,645,124	(2)
Equity compensation plans not approved by Aradigm shareholders	—		—	—

(1)	Issued pursuant to the Company’s 2005 Equity Incentive Plan and the 2015 Equity Incentive Plan (the “2015 Plan”).
(2)	Shares available for future issuance includes 211,606 shares reserved under Employee Stock Purchase Plan.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and the Board has further directed that management submit the selection of an independent registered public accounting firm for ratification by our shareholders at the annual meeting. Representatives of OUM & Co. LLP are expected to be present by telephone at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require shareholder ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm. However, we are submitting the selection of OUM & Co. LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Aradigm and its shareholders.

Principal Accounting Fees and Services

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2017 and 2016, by OUM & Co. LLP. All services described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2017	2016
	(In thousands)
Audit Fees(1)	$222	$185
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees
Total Fees	$222	$185

(1)	Audit fees represent fees for professional services related to the performance of the audit of our annual financial statements, review of our quarterly financial statements and consents on SEC filings.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves audit services, audit-related services and non-audit services provided by our independent registered public accounting firm, OUM & Co. LLP, and will not approve services that the Audit Committee determines are outside the bounds of applicable laws and regulations. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to the Chairman of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee reports their pre-approval of services to the Board at the next Board meeting.

The Audit Committee has determined that the rendering of the services, other than audit services, by OUM & Co. LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

****

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of April 26, 2018 by: (i) each current director and nominee for director; (ii) each of our named executive officers identified under “Compensation” below (including former officers); (iii) all of our current directors and our executive officer as of April 26, 2018, as a group; and (iv) all persons known by us to be beneficial owners of more than five percent of our Common Stock.

	Beneficial Ownership(1)
	Number of Shares	Percentage of Total (%)
Grifols, S.A.(2) Avinguda de la Generalitat, 152-158 Parc de Negocis Can Sant Joan Sant Cugat del Valles 08174, Barcelona, Spain	9,073,532	47.7%
First Eagle Investment Management, LLC(3) 1345 Avenue of the Americas New York, NY 10105	4,210,186	26.2%
Igor Gonda(4)	434,780	2.8%
Nancy Pecota(5)	120,613	*
Juergen K. Froehlich(6)	298,621	1.9%
Virgil D. Thompson(7)	213,990	1.4%
John M. Siebert(8)	218,643	1.4%
Edwin Gordon(9)	100,000	*
Frederick M. Hudson(10)	176,991	1.2%
All directors and our executive officer as a group (4 persons)(11)	709,624	4.5%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal shareholders and information contained in Forms 3 and 4 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,211,472 shares of Common Stock outstanding on April 26, 2018. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by an entity or person and the percentage of ownership of that entity or person, shares of Common Stock (a) that would be issued upon the conversion of our outstanding senior convertible notes due 2021, or the Notes, (b) that would be issued upon the exercise of our outstanding warrants exercisable for shares of Class A common stock, and (c) subject to options held by that person that are or will be vested and exercisable as of or within 60 days of April 26, 2018 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person included in this table is c/o Aradigm Corporation, 3929 Point Eden Way, Hayward, California, 94545.
(2)	Based upon information contained in a Schedule 13D/A filed with the SEC on April 4, 2017 by Grifols S.A., or Grifols. Grifols reports that it holds sole voting power and sole investment power over 5,244,363 shares of Common Stock. Grifols reports that it shares voting power and dispositive power over 3,829,175 shares of Common Stock with Grifols Worldwide Operations Limited, a company organized under the laws of Ireland and a wholly-owned subsidiary of Grifols. The aggregate amount of shares of Common Stock shown as beneficially owned by Grifols includes 3,829,175 shares of Common Stock issuable upon conversion of Notes held by Grifols Worldwide Operations Limited. The address of the principal office of Grifols is Avinguda de la Generalitat, 152-158, Parc de Negocis Can Sant Joan, Sant Cugat del Valles 08174, Barcelona, Spain, and of Grifols Worldwide is Grange Castle Business Park, Grange Castle, Clondalkin, Dublin 22, Ireland.

(3)	Based upon information contained in a Schedule 13D/A filed with the SEC on April 17, 2018 by First Eagle Investment Management, LLC, or FEIM. FEIM, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to beneficially own 4,210,186 shares of our Common Stock, as a result of acting as investment advisor to various clients. Clients of FEIM have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. First Eagle Value in Biotechnology Master Fund, Ltd., a Cayman Islands company for which FEIM acts as investment adviser, may be deemed to beneficially own 2,217,899 of these 4,210,186 shares. In addition, 21 April Fund Ltd., a Cayman Islands company for which FEIM acts as an investment adviser, may be deemed to beneficially own 1,554,141 of these 4,210,186 shares. The aggregate amount of shares of Common Stock shown as beneficially owned by FEIM includes (i) 301,343 shares issuable upon the conversion of Notes and 135,605 shares issuable upon the exercise of warrants held by 21 April Fund, Ltd. and (ii) 191,938 shares issuable upon the conversion of Notes and 86,372 shares issuable upon the conversion of warrants held by First Eagle Value in Biotechnology Master Fund, Ltd.
(4)	Includes 280,480 stock options which are exercisable within 60 days of April 26, 2018.
(5)	Includes 18,125 stock options which are exercisable within 60 days of April 26, 2018.
(6)	Includes 200,154 stock options which are exercisable within 60 days of April 26, 2018.
(7)	Includes 188,741 stock options which are exercisable within 60 days of April 26, 2018.
(8)	Includes 206,102 stock options which are exercisable within 60 days of April 26, 2018.
(9)	Includes 100,000 stock options which are exercisable within 60 days of April 26, 2018.
(10)	Includes 176,991 stock options which are exercisable within 60 days of April 26, 2018.
(11)	See footnotes (7) through (10) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except for those applicable to Mr. Gordon. One Form 3 report in connection with Mr. Gordon’s commencement of service on the Board, including information regarding a previously granted stock option award, was filed late.

COMPENSATION

Overview

Our policies with respect to the compensation of our named executive officers as described below (“executives”) is designed to provide compensation sufficient to attract, motivate and retain executives of outstanding ability in our area of focus. We intend to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, we compensate our executives based on a mix of salary, cash incentive awards, annual equity awards and performance equity incentive awards that focus on our longer term objectives that will significantly impact shareholder value in a positive way. Completing the development and obtaining regulatory approval for our lead product candidate Linhaliq™ in a timely and cost effective manner is our most important performance objective and is the focus of our executive team.

We seek to provide total compensation packages that are competitive with other similarly situated companies in our industry while being tailored to reward our executives for creating value for our shareholders. We believe that performance-based compensation, both cash and equity, is the most important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. Accordingly, we believe that performance-based equity compensation and cash compensation payable upon the achievement of our Linhaliq development and regulatory approval goals are important tools to motivate our executives.

Recent Developments

Effective February 11, 2018, our named executive officers for 2017, Dr. Igor Gonda, President and Chief Executive Officer, Nancy Pecota, Vice President, Finance, Chief Financial Officer and Corporate Secretary, and Dr. Juergen Froehlich, Chief Medical Officer, resigned their positions with the Company. Following their resignations, each of Dr. Gonda and Dr. Froehlich has entered into a consulting agreement with the Company.

Effective February 9, 2018, the Board approved temporary measures intended to preserve the Company’s cash resources until the Company is able to identify additional sources of capital. These cash preservation measures include, among other things:

•	the termination of the Amended and Restated Aradigm Corporation Executive Officer Severance Benefit Plan;

•	the reduction of the annual base salary of certain executive officers to 50% of their then current annual base salaries, including, but not limited to, the following:

•	Igor Gonda, Ph.D., President and Chief Executive Officer: $224,900;

•	Juergen Froehlich, M.D., Chief Medical Officer: $219,596;

•	Nancy Pecota, Vice President, Finance, Chief Financial Officer and Corporate Secretary: $185,848; and

•	the reduction of cash compensation paid to members of the Board for service on the Board or committees of the Board to 50% of the then current cash compensation.

Dr. Siebert has served as our Executive Chairman and Interim Principal Executive Officer since February 2018 and as our Acting Principal Financial Officer since March 2018.

Outcome of Previous “Say on Pay” Voting Results

Our shareholders are afforded an advisory vote on the compensation for our named executive officers pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related federal securities laws set forth at Section 14A of the Exchange Act. Although we describe this to be a solicitation of an advisory vote on the compensation for our named executive officers, it is more commonly known as “say-on-pay.” At our 2017 Annual Meeting of Shareholders, over 95% of the votes cast for our “say on pay” advisory proposal approved our compensation program as described in our 2017 proxy statement. We believe that shareholders generally support our compensation policies. Therefore, we continued to apply the same general compensation principles in 2017.

At our 2014 Annual Meeting of Shareholders, we also held an advisory vote on the frequency of future advisory “say on pay” votes, or our “say when on pay” advisory proposal. Of the votes cast, 81% supported a frequency of three years and the Board accepted this recommendation. In accordance with the results of our say when on pay advisory vote held at our 2014 Annual Meeting of Shareholders, we will next hold a “say on pay” advisory vote at our 2020 Annual Meeting of Shareholders and, unless the Board modifies its determination on the frequency of future advisory “say on pay” votes, we will continue to hold “say on pay” advisory votes every three years.

Compensation Consultants

In 2017, the Committee retained the services of Radford, an independent compensation consultant, to advise the Committee on the development of a peer group of similarly situated, public life sciences companies to use for comparison of compensation levels for directors and officers.

Compensation Components

Base Salary. Our practice is that management presents to the Committee its initial recommendations for executive salary levels and the Committee and Board determine whether to adjust these base salary recommendations to realign such salaries after taking into account individual responsibilities, performance, and experience, and after reviewing data that Radford provides to the Committee.

In 2017, the Committee continued to adjust cash compensation for Aradigm’s executives, assuming that the executives achieved the target performance objectives, to a target of the 50th percentile level as compared to other similarly situated companies based on the peer group determined by Radford. In March 2017, the Board approved an increase to our named executives officers’ base salary for 2017 as follows: Dr. Gonda to $436,720, Ms. Pecota to $357,410 and Dr. Froehlich to $424,000.

Executive Bonus Plan. The executive bonus plan allows us to set performance objectives over a pre-established performance period in order to incentivize the executives to focus on the achievement of goals, whether long-term or annual, that could be significant value creation events for our shareholders. Performance objectives set for 2017 focused on advancing our inhaled ciprofloxacin program, managing expenses, raising capital, the submission of a New Drug Application, or NDA, with the Food and Drug Administration, or FDA, and the submission of a Marketing Authorization Application, or MAA, to the European Medicines Agency, or EMA, for our lead product candidate Linhaliq.

For 2017, target cash bonus awards (as a percentage of annual salary) remained unchanged from 2016. Accordingly, for 2017, target cash bonus awards were set as a percentage of annual salary at 50% for Dr. Gonda and 40% for each of Ms. Pecota and Dr. Froehlich.

For 2017, the Board determined bonuses based on the performance goals that had been achieved with an emphasis on incentivizing management to meet certain goals that would lead to a timely submission of the NDA and the MAA, preparation for commercial readiness, expense controls, the performance of individual executives and the need to retain key employees during a critical time for the Company. Based on an analysis of the achievement of the performance goals during 2017, the Board determined that Dr. Gonda, Ms. Pecota and Dr. Froehlich achieved 80% of their target bonus awards. Accordingly, Dr. Gonda, Ms. Pecota and Dr. Froehlich received cash bonuses of $174,688, $114,371 and $136,448 respectively.

Executive Equity Awards. We believe that providing a significant portion of our executives’ total compensation package in stock options and restricted stock awards aligns the incentives of our executives with the interests of our shareholders and with the long-term success of the Company.

In 2017, the Committee emphasized incentivizing executives to help ensure the achievement Performance Award Criteria. These Performance Award Criteria included: (1) vote outcome at the FDA’s Antimicrobial Drugs Advisory Committee meeting, (2) NDA approval, and (3) achieving financing targets and submission of the MAA with the EMA. The Committee also continued the previous plan of making annual stock option grants to bring the level of equity ownership of the executive officers to approximately the 75th percentile of the peer group determined by the Committee with advice from Radford for annual equity grants. The Committee expects that (depending on stock value) it could take several years before this objective is achieved.

In light of these goals, in June 2017, the Board approved a grant of 28,100 restricted stock awards to Dr. Gonda, 20,000 restricted stock awards to Ms. Pecota and 25,000 restricted stock awards to Dr. Froehlich that vest in four equal quarterly installments. The Board also approved options to purchase an aggregate of 60,000, 40,000 and 50,000 shares, respectively, to Dr. Gonda, Ms. Pecota and Dr. Froehlich in December of 2017. The Option shares vest in equal quarterly installments over four years from the date of grant. Additionally, in December of 2017 the Board approved performance options that vest contingent on the achievement of performance goals of 120,000, 80,000 and 100,000 shares respectively, to Dr. Gonda, Ms. Pecota and Dr. Froehlich.

Subsequent to the end of 2017, the performance-based equity awards issued in 2015, 2016 and 2017 to Dr. Gonda, Ms. Pecota and Dr. Froehlich have all been cancelled due to non-achievement of the specified targets or due to the resignation of each officer from the Company in February 2017.

Severance Benefits. The Executive Officer Severance Benefit Plan was established October 7, 2005, amended December 31, 2008 and was amended and restated effective April 15, 2011 along with approved change of control agreements with each of our executive officers, the terms of which are more fully described below in the section entitled “Potential Payments Upon Termination or Change in Control.” The Board and the Committee have historically believed that these severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. Our business is inherently risky and the Board and the Committee believe the severance benefits encourage our executives to take necessary but reasonable business risks to increase shareholder value. The Board and the Committee have historically believed that change of control benefits align our executives’ interests more greatly in favor of corporate liquidity events that can be potentially valuable to our shareholders. They have historically established these severance and change of control benefits at levels that they feel are comparable to benefits offered to executives in similar positions and with similar responsibilities at comparable companies. As part of the temporary cash preservation measures adopted by the Board in February 2018, the Board has terminated the Amended and Restated Executive Officer Severance Benefit Plan. For more information, see “Recent Developments” above.

In addition, upon recommendation of the Committee, the Board approved in November 2015 an amendment to outstanding long-term performance-based equity grants that would allow some of the vesting of the performance-based equity grants should the performance milestones be met within a year following a termination of the executive officer without cause. The post-termination vesting is intended to reward an affected executive officer for the efforts that the officer has put toward achieving the performance goals up to the time of termination. Accordingly, the amount of vesting is ratably reduced each month over the twelve month post-termination period.

Other Compensation. In 2017, each of our executives was eligible to participate in our employee benefit plans, including medical, dental, life insurance, employee stock purchase and 401(k) plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to our employees generally.

We do not offer any qualified or non-qualified defined benefit plans or any nonqualified deferred compensation plans.

2017 Summary Compensation Table

The following table sets forth information regarding compensation earned in 2017 and 2016 by the individual serving as our principal executive officer during 2017 and our two most highly compensated executive officers who were serving as an executive officer during 2017 (these individuals are collectively referred to as our “named executive officers”):

	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Igor Gonda, PhD	2017	436,720	341,355	39,059	174,336	12,875	1,004,345
Former President and Chief Executive Officer	2016	424,000	—	80,800	152,359	14,683	671,842

Nancy Pecota	2017	357,410	197,704	27,800	116,224	14,554	713,692
Former Vice President, Finance and Chief Financial Officer and Corporate Secretary	2016	347,000	—	80,800	99,752	12,261	539,813

Juergen Froehlich, MD	2017	424,000	136,448	34,750	145,280	13,872	754,350
Former Chief Medical Officer	2016	410,000	—	262,290	153,584	14,172	840,046

(1)	Represents the grant date fair value of stock awards and options granted in the applicable year computed in accordance with FASB ASC Topic 718. The method and assumptions used to calculate the value of stock and option awards is discussed in Note 10 of the notes to our financial statements included in our 2017 Annual Report on Form 10-K.
(2)	For 2017, represents (a) time vesting options granted in June 2017, (b) performance-based options granted in December 2017. The options described in subsection (b) have an exercise price of $4.02 per share and target values of $482,400, $321,600 and $402,000 for Dr. Gonda, Ms. Pecota and Dr. Froehlich, respectively, if all performance conditions are achieved. For 2016, represents (a) time vesting options granted in March 2016, (b) performance based options granted in March 2016 and (c) stock options granted in lieu of cash amounts earned in 2016 under the executive bonus plan by the named executive officers in March 2017. The options described in subsection (b) have target values of $545,400, $464,000 and $505,000 for Dr. Gonda, Ms. Pecota and Dr. Froehlich, respectively, if all performance conditions are achieved.
(3)	All Other Compensation in the summary compensation table above includes the following components:

	Year	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	Employee Stock Equity Incentive ($)	All Other ($)	Total ($)
Igor Gonda, PhD	2017	2,964	9,000	911	—	12,875
	2016	2,418	9,000	3,265	—	14,683

Nancy Pecota	2017	2,134	9,000	2,970	450	14,554
	2016	2,811	9,000	—	450	12,261

Juergen Froehlich, MD	2017	3,556	9,000	866	450	13,872
	2016	2,060	9,000	2,662	450	14,172

Outstanding Equity Awards at December 31, 2017

The following table presents certain information concerning the outstanding, unexercised stock options and outstanding, unvested stock awards held as of December 31, 2017 by each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Igor Gonda, PhD	—	180,000	4.02	12/06/2027	—	—
	123,708	—	1.94	03/03/2027	—	—
	—	105,000	4.04	03/18/2026	—	—
	—	75,000	9.60	08/31/2025	—	—
	25,360	2,306	7.19	03/13/2025	—	—
	39,285	3,572	7.70	01/26/2025	—	—
	53,905	3,594	9.60	02/13/2024	—	—
	12,500	—	7.20	09/17/2020	—	—
	8,750	—	10.00	01/21/2019	—	—
	—	—	—	—	25,300	169,510

Nancy Pecota	—	120,000	4.02	12/06/2027	—	—
	80,994	—	1.94	03/03/2027	—	—
	—	90,000	4.04	03/18/2026	—	—
	—	46,248	9.60	08/31/2025	—	—
	19,020	7,730	7.19	03/13/2025	—	—
	10,476	953	7.70	01/26/2025	—	—
	25,781	1,719	9.60	02/13/2024	—	—
	7,500	—	7.20	09/17/2020	—	—
	5,000	—	10.00	01/21/2019	—	—
	5,625	—	15.60	09/30/2018	—	—
	—	—	—	—	21,250	142,375

Juergen Froehlich, MD	—	150,000	4.02	12/06/2027	—	—
	95,699	—	7.19	03/03/2027	—	—
	—	90,000	4.04	03/18/2026	—	—
	5,687	7,313	4.04	03/18/2026	—	—
	—	46,249	9.60	08/31/2025	—	—
	23,142	2,104	7.19	03/13/2025	—	—
	16,368	1,489	7.70	01/26/2025	—	—
	30,479	8,021	7.89	10/16/2024	—	—
	12,500	—	6.80	12/16/2023	—	—
	—	—	—	—	74,938	502,085

(1)	For 2017, Dr. Gonda, Ms. Pecota and Dr. Froehlich were granted 120,000, 80,000 and 100,000 options, respectively, that vest upon the achievement of certain performance milestones. Also in 2017, Dr. Gonda, Ms. Pecota and Dr. Froehlich were granted 60,000, 40,000 and 50,000 options that vest quarterly over four years. For 2016, Dr. Gonda, Ms. Pecota and Dr. Froehlich were granted 135,000, 115,000 and 125,000 options, respectively, that vest upon the achievement of certain performance milestones of which 30,000, 25,000 and 35,000 respectively were cancelled in 2017 as the performance condition was not met;
Dr. Froehlich was also granted 13,000 options that vest in equal quarterly installments over four years from the date of the grant. For 2015, Dr. Gonda, Ms. Pecota and Dr. Froehlich were granted (a) 27,666, 20,750 and 25,246 options, respectively, that vest over three years, with a third of the shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting quarterly over the two years thereafter, (b) 42,857, 11,429 and 17,857 options, respectively, that vest in equal quarterly installments over three years from the date of grant and (c) 75,000, 46,248 and 46,249 options, respectively, that vest upon the achievement of certain milestones and were granted on February 13, 2014 under the 2005 Plan, then cancelled and re-granted under the 2015 Plan.
(2)	Stock options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by Nasdaq on the date of grant.
(3)	The restricted stock unit awards outstanding vest in equal quarterly installments over four years from the date of grant.
(4)	The market value of unvested restricted stock units is based on the closing price of our Common Stock on Nasdaq of $6.70 per share on December 29, 2017.

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments payable to the named executive officers upon termination of employment or a change in control. The Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to the named executive officers assuming their employment had been terminated on December 31, 2017:

Name	Benefit	Termination Without Cause not in connection with a Change in Control ($)	Change in Control ($)	Termination Without Cause or Constructive Termination Following a Change in Control ($)
Igor Gonda, Ph.D.	Salary	436,720	—	873,440
	Bonus	218,360	—	436,720
	Option acceleration(1)	—	—	—
	Stock award acceleration(1)	—	—	169,510
	Benefits continuation	24,038	—	48,076
	Career transition assistance	—	—	20,000

	Total value:	679,118	—	1,547,746

Nancy Pecota	Salary	357,410	—	357,410
	Bonus	142,964	—	142,964
	Option acceleration(1)	—	—	—
	Stock award acceleration(1)	—	—	142,375
	Benefits continuation	8,792		8,792
	Career transition assistance	—	—	10,000

	Total value:	509,166	—	661,541

Juergen Froehlich, MD	Salary	424,000	—	424,000
	Bonus	169,600	—	169,600
	Option acceleration(1)	—	—	—
	Stock award acceleration(1)	—	—	502,085
	Benefits continuation	38,381		38,381
	Career transition assistance	—	—	10,000

	Total value:	631,981	—	1,144,066

(1)	The value of the stock and option award acceleration was calculated using a value of $6.70 per share of Common Stock, which was the last reported closing sale price of our Common Stock on Nasdaq on December 31, 2017.

Termination without cause not in connection with a change in control. In accordance with our severance benefits in effect in 2017, if any of our named executive officers had been terminated by us without cause not in connection with a change in control, upon executing a general release and waiver, such executive would be entitled to receive (less applicable withholding taxes) in a lump sum payment or in installments, at our discretion:

•	an amount equal to such executive’s annual base salary;

•	an amount equal to 50% of annual base salary for Dr. Gonda and 40% of annual base salary for Ms. Pecota and Dr. Froehlich, representing target bonus; and

•	continuation of such executive’s health insurance benefits for 12 months.

Termination without cause or constructive termination following a change in control. In accordance with our severance benefits in effect in 2017, if any of our named executive officers had been terminated by us without cause or constructively terminated (which includes a material reduction in title or duties, a material reduction in salary or benefits or a relocation of 50 miles or more) during the 18-month period following a change in control, upon executing a general release and waiver, such executive is entitled to receive (less applicable withholding taxes):

•	a lump sum payment equal to twice such executive’s annual base salary, in the case of Dr. Gonda, and such executive’s annual base salary, in the case of Ms. Pecota and Dr. Froehlich;

•

a lump sum payment equal to such executive’s annual base salary multiplied by (i) 100%, in the case of Dr. Gonda, and (ii) 40%, in the case of Ms. Pecota and Dr. Froehlich, representing twice such executive’s target bonus, in the case of Dr. Gonda, and such executive’s target bonus, in the case of Ms. Pecota and Dr. Froehlich;

•	continuation of such executive’s health insurance benefits for 24 months, in the case of Dr. Gonda, and 12 months, in the case of Ms. Pecota and Dr. Froehlich;

•

reimbursement of actual career transition assistance (outplacement services) incurred by such executive within six months of termination in an amount up to $20,000, in the case of Dr. Gonda, and $10,000, in the case of Ms. Pecota and Dr. Froehlich; and

•	acceleration of vesting of any stock options or restricted stock awards that remain unvested as of the date of such executive’s termination.

Non-Employee Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Stock Awards(1) ($)	Total ($)
David Bell(2)	—	—		—	—
Frederick Hudson	86,250	99,989	(3)	—	186,239
John M. Siebert	99,500	99,989	(4)	(4)	199,489
Virgil D. Thompson	86,500	99,989	(5)	(5)	186,489

(1)	Amount represents the grant date fair value of options and restricted stock awards granted in 2017, computed in accordance with FASB ASC Topic 718. The method and assumptions used to calculate the value of stock and option awards is discussed in Note 10 of the notes to our financial statements included in our 2017 Annual Report on Form 10-K.
(2)	Mr. Bell did not receive any fees or compensation from Aradigm for his service as the Grifols designee per the Governance Agreement.
(3)	Mr. Hudson owned aggregate stock options exercisable for 176,991 shares of Common Stock as of December 31, 2017.

(4)	Dr. Siebert owned aggregate stock options exercisable for 189,491 shares of Common Stock as of December 31, 2017, of which 134,248 shares were vested as of December 31, 2017. In addition, Dr. Siebert owned 5,098 restricted stock units at December 31, 2017.
(5)	Mr. Thompson owned aggregate stock options exercisable for 189,963 shares of Common Stock as of December 31, 2017, of which 134,373 shares were vested as of December 31, 2017. In addition, Mr. Thompson owned 5,208 restricted stock units at December 31, 2017.

In 2017, the cash component of compensation to our non-employee directors remained unchanged from 2016 for the annual retainer and the meeting fees paid. The Chairman of the Board received an annual retainer in the value of $55,000 and all other non-employee directors received an annual retainer in the value of $35,000. Board members also received additional annual retainers for serving on Board committees. The additional annual retainer for the Chairman of the Audit Committee was $20,000 and the additional annual retainer for all other members of the Audit Committee was $7,500. The additional annual retainer for the Chairman of the Compensation Committee was $15,000 and the additional annual retainer for all other members of the Compensation Committee was $5,000. The additional annual retainer for the Chairman of the Nominating and Corporate Governance Committee was $10,000 and the additional annual retainer for all other members of the Nominating and Corporate Governance Committee was $5,000. In addition, the Chairman of the Board received $1,500 for each meeting and the other Board members received $1,000 for each meeting. The chairman of each committee received $1,000 for each meeting and the other committee members received $1,000 for each meeting. Our directors were also entitled to receive reimbursement of reasonable out-of-pocket expenses incurred by them to attend Board meetings.

In addition to the cash compensation, each non-employee director is granted an annual stock option grant. In 2017, the Committee and the Board approved an annual stock option grant with a grant date fair value of $99,989. On June 1, 2017, each of the independent directors was granted a stock option for 110,485 shares of our Common Stock. The option vests in four equal quarterly installments starting on the first quarterly period following the vesting start date which was the date of the 2017 annual meeting.

See “Recent Developments” above for information about changes to our cash compensation for our non-employee directors in effective since February 2018.

CERTAIN TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted, in writing, a policy and procedures for the review of related person transactions. Any related person transaction we propose to enter into must be reported to our Interim Principal Executive Officer and, unless otherwise reviewed and approved by the Board, shall be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of any related person transaction, whenever practicable. The policy defines a “related person transaction” as any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships in which Aradigm (i) was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) a Related Person (as defined therein) had or will have a direct or indirect material interest. In addition, any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made. Transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in the charter of the Compensation Committee. As appropriate for the circumstances, the Audit Committee shall review and consider the Related Person’s interest in the related person transaction, the approximate dollar value of the amount involved in the related person transaction, the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss, whether the transaction was undertaken in the ordinary course of business, whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of the transaction and any other information regarding the related person transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Relationship with Grifols

As of April 26, 2018, Grifols S.A., which we refer to, together with its affiliates, as Grifols, beneficially owns 9,073,532 shares of our Common Stock, or 47.7% of our outstanding common stock. This amount consists of 5,244,363 shares of our common stock and Convertible Notes (as defined below) that may currently be converted into 3,829,175 shares of common stock (for further information, see “Security Ownership of Certain Beneficial Owners and Management” above). As a result of the beneficial ownership of shares of our common stock and the agreements and arrangements described below, Grifols may be deemed to control the Company and, accordingly, is a “parent” of the Company under SEC rules. Set forth below are descriptions of transactions, agreements and arrangements with Grifols in which the Company was a participant during the years ended December 31, 2016 and December 31, 2017.

Note Financing

In 2016, we sold $23,000,000 in aggregate principal amount of our 9% senior notes, or the Convertible Notes, convertible into shares of common stock due 2021, or the Note Financing. In connection with the Note Financing, we sold to Grifols $20,000,000 in aggregate principal amount of the Convertible Notes. The Convertible Notes are governed by an indenture, dated April 25, 2016, between Aradigm and U.S. Bank National Association, as trustee, which we refer to, as amended from time to time, as the Indenture. The Convertible Notes bear interest at a rate of 9% per year, payable semiannually in arrears on November 1 and May 1 of each year commencing on November 1, 2016, and mature on May 1, 2021, unless earlier redeemed or converted. The Convertible Notes are senior unsecured and unsubordinated obligations; rank equal in right of payment to our existing and future unsecured indebtedness that is not subordinated and are effectively subordinated in right of payment to our existing and future secured indebtedness. The Convertible Notes are also initially convertible into our common stock at a conversion rate of 191.9386 shares of common stock per $1,000 principal amount of Convertible Notes, representing an initial effective conversion price of $5.21 per share of common stock.

On April 18, 2018, following receipt of the requisite consent of holders of Convertible Notes, the Company entered into a Supplemental Indenture, dated as of April 18, 2018, between the Company and U.S. Bank National Association, as trustee, or the Supplemental Indenture, amending the terms of the Indenture to give effect to the certain amendments. These amendments include (i) the addition of provisions permitting the Company to make future payments of interest, including the interest payment due on May 1, 2018, on the Convertible Notes by increasing the outstanding principal amount of the Convertible Notes in the amount of the accrued interest being so paid and (ii) the removal of the Convertible Note holders’ option to require the Company to repurchase the Convertible Notes upon the occurrence of certain events, any of which constituted a “Fundamental Change” as defined in the Original Indenture.

License Agreement

The Company and Grifols entered into a License and Collaboration Agreement, or the License Agreement, in 2013. Under the License Agreement, the Company granted to Grifols an exclusive license to the Company’s inhaled liposomal ciprofloxacin compounds for the indication of non-cystic fibrosis bronchiectasis and other indications, or the Program, the lead product candidate of which is named Linhaliq. The license permits Grifols to commercialize Products throughout the world and grants Grifols a back-up manufacturing right to produce Products (as defined in the License Agreement).

The Company is responsible for developing the Product for non-cystic fibrosis bronchiectasis or pulmonary infections associated with non-cystic fibrosis bronchiectasis, in accordance with an agreed upon development plan and pursuant to a Grifols-funded budget of $65 million (which includes allocations for the Company’s internal, fully-burdened expenses). Any excess expenses are the responsibility of the Company. The Grifols-funded budget was fully utilized by the year ended December 31, 2015.

The Company will develop the Product for additional indications at Grifols’ sole expense if Grifols elects to pursue such development. The Company is responsible for obtaining regulatory approval of the first indication for the Product in the United States and the European Union. Grifols is responsible for additional regulatory expenses, including the cost of obtaining approval outside the United States and European Union, and the cost of maintaining approvals globally. Grifols is responsible for using diligent efforts to commercialize the Product in countries where regulatory approval has been obtained. The Company is responsible for supplying Grifols’ requirements of the Product and must establish primary and back-up suppliers acceptable to

Grifols. Grifols will purchase Products from the Company on a cost pass-through basis plus a margin.

With respect to the US and EU development and approval of Linhaliq for non-cystic fibrosis bronchiectasis management, Grifols has previously paid to Aradigm reimbursements of development costs and will pay development milestone payments of up to a total of $25 million. Additionally, royalty payments on a country-by-country basis on net sales at a rate of either 12.5% or 20% (depending on the amount of net sales) for so long as there is patent coverage or orphan drug designation (or, if longer, 10 years), except that payments will be reduced by half on a country-by-country basis in the event that another inhaled liposomal product containing ciprofloxacin is being sold for an indication for which the Aradigm product has regulatory approval. Royalty payments may also be reduced by 50% if Aradigm has no valid patent claim or orphan drug protection in that country.

The Company’s current deferred revenue balance at December 31, 2016, was $5.0 million, representing a milestone payment which was received upon the dosing of the first patient in a Phase III clinical trial. The Company recognized $14.0 million of Grifols contract revenue for performance obligations satisfied during the year ended December 31, 2017, including the $5.0 million milestone payment received during 2017 upon the filing of the New Drug Application, or NDA.

The Company’s performance obligations include those related to the worldwide license to commercialize products developed from the collaboration development services for Phase 3 clinical trials that were completed as of December 31, 2016, regulatory submission services for the first indication that were complete as of September 30, 2017, and regulatory approval services in the US and EU for the first indication. In addition, the Company identified that Grifols has an option that will create manufacturing obligations for the Company upon exercise by the customer. Further, these customer options for manufacturing services were evaluated and did not include a material right.

Governance Agreement

The governance agreement with Grifols, or the Grifols Governance Agreement, which we entered into in 2013, sets forth certain rights and obligations of the Company and Grifols concerning, among other things, certain corporate governance matters, certain limitations on future acquisitions of shares of Common Stock by Grifols, and certain rights by Grifols to maintain a target level of ownership in the Company.

On the date the Grifols Governance Agreement was executed, the Company’s board of directors was reconstituted to consist of its chief executive officer, three independent directors under the Nasdaq Marketplace Rules and two persons designated by Grifols. The number of persons Grifols is entitled to designate for consideration for election to the Company’s board of directors by the Company’s nominating committee will thereafter depend on the percentage of beneficial ownership of the Company held by Grifols.

The Grifols Governance Agreement also provides that during the period beginning on the date of Closing (as defined therein) and ending 12 months after the first commercial sale of a Product, or the Restricted Period, Grifols will not directly or indirectly acquire or offer to acquire any shares of Common Stock except (i) with the approval of the Company’s board of directors and a majority of its independent directors, (ii) effected solely to the extent necessary to maintain the beneficial ownership of Grifols and its affiliates at an amount equal to 35%, or the Target Percentage, of the shares of Common Stock on a Fully Diluted Basis (as defined in the Governance Agreement), or (iii) in order to maintain its ownership percentage in the event that the Company issues new securities, in accordance with the provisions of the Governance Agreement. In 2016, in conjunction with the Note Financing, the Grifols Governance Agreement was amended, or the Amendment, to raise the Target Percentage to 43.3%. The Restricted Period terminates upon the occurrence of certain events, including a change in control of the Company and a third party publicly proposing to acquire the Company. The Governance Agreement further imposes certain “standstill” obligations on Grifols during the Restricted Period, pursuant to which Grifols and certain related persons are prohibited from soliciting proxies from the Company’s shareholders, granting proxies or entering into voting agreements and seeking additional representation on the Company’s Board of Directors.

The Grifols Governance Agreement provides Grifols with certain preemptive rights to participate in future issuances of Common Stock or equivalents of Common Stock by the Company, or the right to acquire shares of Common Stock from third parties or on the open market to maintain its Fully Diluted Ownership at the Target Percentage.

The Grifols Governance Agreement requires the approval of Grifols for certain actions by the Company which would adversely affect Grifols’ rights under the Governance Agreement, and for the Company to terminate the employment of its Chief Executive Officer or to appoint any successor Chief Executive Officer.

Registration Rights Agreement

In 2013, the Company entered into a Registration Rights Agreement with Grifols, or the Grifols Registration Rights Agreement, pursuant to which the Company agreed to provide registration rights to Grifols with respect to the shares of Common Stock to be acquired in the Company Stock Sale. Under such agreement, Grifols is entitled to require the Company to file with the SEC certain registration statements under the Securities Act of 1933, as amended, or the Securities Act, with respect to the resale of the shares of Common Stock acquired by

Grifols in the Company Stock Sale up to three times on Form S-1 and up to six times on Form S-3, and to include its shares of Common Stock in any registration the Company proposes for its own account or for the account of one or more of its shareholders.

Senior Promissory Notes

On April 13, 2018, the Company entered into a senior note purchase agreement, or the Purchase Agreement, whereby the lenders set forth on Schedule A of the Purchase Agreement, or the Lenders, agreed to purchase up to approximately $7 million aggregate principal amount of the Company’s 9.0% senior promissory notes due 2021 (the “Senior Promissory Notes”). Grifols agreed to purchase up to $5.95 million aggregate principal amount of the Senior Promissory Notes. Unless the Company elects otherwise, accrued interest payable on each outstanding Senior Promissory Note will be capitalized on the applicable interest payment date by adding such accrued interest to the principal balance of such Senior Promissory Note, at which time such interest will be deemed to have been paid. The Company completed the first closing under the Purchase Agreement on April 13, 2018, at which time the Company issued and sold approximately $2 million aggregate principal amount of Senior Promissory Notes to the Lenders. Subject to the satisfaction or waiver of the applicable closing conditions set forth in the Purchase Agreement at each subsequent closing, the Company anticipates the sale of the remaining approximately $5 million principal amount of the Senior Promissory Notes to occur in five subsequent monthly closings, the first of which is anticipated to occur on May 13, 2018.

The Senior Promissory Notes are senior unsecured obligations of the Company and bear interest at a fixed rate of 9.0% per annum, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2018 in the case of Senior Promissory Notes issued on April 13, 2018 and on November 1, 2018 in the case of Senior Promissory Notes issued thereafter, unless earlier redeemed or cancelled in accordance with the terms of the Senior Promissory Notes. The Senior Promissory Notes rank (i) senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Senior Promissory Notes, (ii) equal in right of payment to any of the Company’s indebtedness that is not so subordinated, including the Convertible Notes, (iii) effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The above descriptions of the Convertible Notes, the Indenture, the Supplemental Indenture, the Governance Agreement, the Amendment, the Registration Rights Agreement and the Senior Promissory Notes are summaries only and are qualified in their entirety by reference to the agreements, which are included in the Company’s filings with the SEC.

Other Transactions

We have engaged the law firm Hogan Lovells US LLP (“Hogan Lovells”) to provide legal services to the Company. An immediate family member of Virgil Thompson, one of our directors and our former Chairman, was formerly a partner at Hogan Lovells during 2016 and 2017. We incurred expenses for services performed by Hogan Lovells of $590,988 and $751,972 respectively for the years ended December 31, 2016 and 2017.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our printed proxy materials. A single set of printed proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of printed proxy materials, please notify your broker, direct your written request to Aradigm Corporation, Secretary, 3929 Point Eden Way, Hayward, CA 94545 or contact our Secretary at (510) 265-9000. Shareholders who currently receive multiple copies of our printed proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John M. Siebert, Ph.D.

Interim Principal Executive Officer

May 15, 2018

A copy of our 2017 Annual Report on Form 10-K is available without charge upon written request to: Secretary, Aradigm Corporation, 3929 Point Eden Way, Hayward, CA 94545. Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

Exhibit A

Certificate of Amendment of

Amended and Restated Articles of Incorporation of

Aradigm Corporation

The undersigned hereby certifies that:

1. He is the Executive Chairman and Corporate Secretary of Aradigm Corporation, a California corporation (the “Corporation”).

2. Article III of the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) of the Corporation is amended to read in full as follows:

“This corporation is authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the corporation is authorized to issue is Fifty-Five Million Forty-Five Thousand Seven Hundred Sixty-Five (55,045,765). Fifty Million Forty-Five Thousand Seven Hundred Sixty-Five (50,045,765) shares shall be Common Stock. Five Million (5,000,000) shares shall be Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of shares of Common Stock of the Company outstanding and entitled to vote for the amendment was 15,211,472 shares. There were no outstanding shares of Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Date:                    , 2018

By:
Name: John M. Siebert
Title: Executive Chairman and Corporate Secretary

A-1

Exhibit B

ARADIGM CORPORATION

Employee Stock Purchase Plan

Adopted April 16, 1996 Approved by the Shareholders on June 5, 1996 Amended by the Board of Directors on April 7, 1998 Approved by the Shareholders on May 15, 1998 Amended by the Board of Directors on February 2, 1999 Approved by the Shareholders on May 21, 1999 Amended by the Board of Directors on April 3, 2000 Approved by the Shareholders on May 19, 2000 Amended by the Board of Directors on April 2, 2001 Approved by the Shareholders on May 18, 2001 Amended by the Board of Directors on December 17, 2001 Approved by the Shareholders on February 8, 2002 Amended by the Board of Directors on February 19, 2003 Approved by the Shareholders on May 15, 2003 Amended by the Board of Directors on March 21, 2005 Approved by the Shareholders on May 19, 2005 Amended by the Board of Directors on April 4, 2008 Approved by the Shareholders on May 15, 2008 Amended by the Board of Directors on February 25, 2009

Approved by the Shareholders on May 15, 2009

Amended by the Board of Directors on March 22, 2013

Approved by the Shareholders on May 22, 2013

Amended by the Board of Directors on March 13, 2015

Approved by the Shareholders on May 14, 2015

Amended by the Board of Directors on March 22, 2017

Approved by the Shareholders on June 1, 2017

Amended by the Board of Directors on April 13, 2018

Purpose

The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Aradigm Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

To amend the Plan as provided in paragraph 13.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”) constituted in accordance with the requirements of Rule 16b-3 under the Exchange Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

Shares Subject to the Plan

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate six hundred eighty six thousand, two hundred and fifty (686,250) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

Grant of Rights; Offering

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

Eligibility

Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

Rights; Purchase Price

On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board or the Committee in each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

Participation; Withdrawal; Termination

An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering (as defined by the Board or Committee in each Offering). The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee) under the Offering, without interest.

Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

Exercise

On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

Covenants of the Company

During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

Use of Proceeds from Stock

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

Rights as a Shareholder

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

Adjustments upon Changes in Stock

If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

Amendment of the Plan

The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

Increase the number of shares reserved for rights under the Plan;

Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended (“Rule 16b-3”)); or employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as amended (“Rule 16b-3”)); or

Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

Designation of Beneficiary

A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Termination or Suspension of the Plan

The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

Effective Date of Plan

The Plan shall become effective on the same day that the Company’s initial public offering of shares of common stock becomes effective (the “Effective Date”), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

ARADIGM CORPORATION

3929 POINT EDEN WAY

HAYWARD, CA 94545

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 28, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time on June 28, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

E47442-P08826                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARADIGM CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE “FOR” PROPOSALS 2, 3 AND 4.	☐	☐	☐
1.	To elect the following nominees for director to hold office until the next annual meeting of shareholders and until their successors are elected.
Nominees:
01) Edwin Gordon
02) Frederick Hudson
03) John M. Siebert
04) Virgil D. Thompson
						For	Against	Abstain
2.	To approve an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 15 million shares.					☐	☐	☐
3.	To approve an amendment to Aradigm’s Employee Stock Purchase Plan to increase the aggregate number of shares of Aradigm’s Common Stock authorized for issuance under such plan by 200,000 shares.					☐	☐	☐
4.	To ratify the selection of OUM & Co. LLP as Aradigm’s independent registered public accounting firm for the fiscal year ending December 31, 2018.					☐	☐	☐
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign. If signer is a partnership, please sign in partnership name and by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K for year ended December 31, 2017 are available at

www.proxyvote.com.

E47443-P08826

PROXY

ARADIGM CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 29, 2018

The undersigned hereby appoints John M. Siebert and Lisa Thomas, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Aradigm Corporation that the undersigned may be entitled to vote at the 2018 Annual Meeting of Shareholders of Aradigm Corporation to be held at the offices of Aradigm Corporation, located at 3929 Point Eden Way, Hayward, CA 94545 on Friday, June 29, 2018 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any and all postponements, continuations and adjournments thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Continued and to be signed on reverse side